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                                                                     Exhibit 1.1

                                                           [Form of Underwriting
                                                            Agreement]





                                1,700,000 Shares

                                US Unwired Inc.

                              Class A Common Stock

                             UNDERWRITING AGREEMENT



                                                               February __, 1997

THE ROBINSON-HUMPHREY COMPANY, INC.
A.G. EDWARDS & SONS, INC.
  As representatives of the
    several underwriters
    named in Schedule I hereto
  c/o The Robinson-Humphrey Company, Inc.
  3333 Peachtree Road, N.E.
  Atlanta, Georgia 30326

Dear Sirs:

                 US Unwired Inc., a Louisiana corporation (the "Company") proposes to issue and sell 1,700,000 shares of its Class A Common Stock, par value $.01 per share (the "Firm Shares") to the several underwriters named in
Schedule I hereto (the "Underwriters").   The Company also proposes to issue
and sell to the several Underwriters not more than 255,000 additional shares of its Class A Common Stock, par value $.01 per share (the "Additional Shares") if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are herein collectively called the "Shares." The shares of Class A Common Stock, par value $.01, and Class B Common Stock, par value $.01, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock."

                 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-1 including
a prospectus relating to the Shares, which may be amended.   The registration
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statement as amended at the time when it becomes effective, including a registration statement (if any) filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Act, is hereinafter referred to as the Registration Statement; and the prospectus including any prospectus subject to completion taken together with any term sheet meeting the requirements of Rule 434(b) or Rule 434(c) under the Act in the form first used to confirm sales of Shares is hereinafter referred as the Prospectus.

                 2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per share of $______ (the "Purchase Price") the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

                 On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to 255,000 Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the
offering of the Firm Shares.   The Underwriters may exercise their right to
purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

                 The Company hereby agrees and the Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by (i) each of the directors and officers of the Company, and (ii) each stockholder listed on Annex I hereto, pursuant to which each such person agrees, not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such common stock, except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of The Robinson-Humphrey Company, Inc. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's 1997 Stock Option Plan and (ii) the Company may issue shares of its common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof.





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                 3.       Terms of Public Offering.  The Company is advised by
you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

                 4. Delivery and Payment. Delivery to the Underwriters of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the third or fourth business day following the date of the initial public offering (the "Closing Date"), unless otherwise agreed by the parties and permitted by the Commission pursuant to Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") at such place as you shall designate in the City of New York. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Company.

                 Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place in the City of New York as you shall designate at 10:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to
Section 2 (an "Option Closing Date").   Any such Option Closing Date and the
location of delivery of and the form of payment for such Additional Shares may be varied by agreement between you and the Company.

                 Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the applicable Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire or certified or official bank checks payable in Federal funds to the order of the Company.

                 5. Agreements of the Company. The Company agrees with you:

                 (a) To use its best efforts to cause the Registration Statement to become effective at the earliest possible time.

                 (b) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact





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         made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                 (c) To furnish to you, without charge, three signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

                 (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus (including the issuance or filings of any term sheet within the meaning of Rule 434) of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus (including the issuance or filings of any term sheet within the meaning of Rule 434) which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become promptly effective.

                 (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

                 (f) If during the period specified in paragraph (e) any event shall occur as a result of which, in the opinion of counsel for the Underwriters it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

                 (g) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state





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         securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, other than as to matters and transactions relating to the offer and sale of the Shares, in any jurisdictions where it is not now so subject.

                 (h) To mail and make generally available to its stockholders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder, and to advise you in writing when such statement has been so made available.

                 (i) During the period of five years after the date of this Agreement, (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Common Stock a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any, if required by Rule 3-09 of Regulation S-X under the Act), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any, if required by Rule 3-09 of Regulation S-X under the Act) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

                 (j) During the period referred to in paragraph (i), to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Stock or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

                 (k) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e), (iii) the printing and delivery of this





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         Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all
         other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including in each case the reasonable fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the National Association of Securities Dealers, Inc. in connection with the offering, (vi) the listing of the Shares on the National Association of Securities Dealers Automated Quotation system
         ("Nasdaq") National Market System and (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold.

                 (l) To use its best efforts to maintain the inclusion of such Common Stock in the Nasdaq National Market System (or on a national securities exchange) for a period of five years after the effective date of the Registration Statement.

                 (m) The Company will apply the net proceeds from the offering of the Shares in the manner set forth under "Use of Proceeds" in the Prospectus, and the Company will file timely and accurate reports on Form SR with the Commission in accordance with Rule 463 of the Commission under the Act or any successor provision.

                 (n) If at any time during the period beginning on the date the Registration Statement becomes effective and ending on the later of (i) the date 30 days after such effective date and (ii) the date that is the earlier of (A) the date on which the Company first files with the Commission its first Annual Report on Form 10-K after such effective date and (B) the date on which the Company first issues a quarterly financial report to shareholders after such effective date, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your reasonable opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates an amendment of or supplement to the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

                 (o) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

                 6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:





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                 (a)      The Registration Statement has become effective; no
         stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission or the securities authority of any state.

                 (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                 (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, and each Registration Statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act; and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (d) The Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted, to own, lease and operate its properties, and to enter into this Agreement and to perform its obligations hereunder, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (e) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, pledge, charge, defect, shareholders agreement, voting trust, equity, encumbrance or adverse interest of any nature.

                 (f) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares have been duly authorized and, when issued





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         and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                 (g) The authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus.

                 (h) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound.

                 (i) The execution, delivery and performance of this Agreement, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any agreement, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property.

                 (j) Except as otherwise set forth in the Prospectus, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No statute, contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

                 (k) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.





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                 (l)      The Company and each of its subsidiaries (i) has such
         permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business; and (ii) has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; except, in the case of clauses (i) and (ii), where failure to have such permits, the failure to fulfill or perform such obligations or the revocation or termination of any such permits would not, individually or in the aggregate, result in a material adverse effect on the Company and its subsidiaries taken as a whole. Except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

                 [(m)     In the ordinary course of its business, the Company
         conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.]

                 (n) Except as otherwise set forth in the Prospectus or such as are not material to the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries taken as a whole, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such subsidiary.

                 (o) The Company and each of its subsidiaries maintains reasonably adequate insurance.

                 (p) KMPG Peat Marwick LLP are independent public accountants with respect to the Company as required by the Act.





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                 (q)      The financial statements, together with related
         schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

                 (r) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (s) Except as described in the Registration Statement, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

                 (t)      The Company has complied with all provisions of
         Section 517.075, Florida Statutes (Chapter 92- 198, Laws of Florida).

                 (u) In the case of Rule 434(b) term sheets, such term sheet and prospectus subject to completion provided by the Company to the Underwriters for use in connection with the offering and sale of the shares pursuant to Rule 434 under the Act together are not materially different from the prospectus included in the Registration at the time of effectiveness or an effective post-effective amendment thereto and such term sheet sets forth all information material to investors with respect to the offering that is not disclosed in the prospectus subject to completion or the confirmation.

                 (v) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any subsidiary thereof except as otherwise disclosed in the Registration Statement.

                 (w) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

                 (x) There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or more significant arbitration





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         proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, and
         (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against it or any of its subsidiaries except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (y) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (z) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

                 (aa) The Company has filed a registration statement pursuant to Section 12(g) of the Exchange Act, to register the Common Stock, has filed an application to list the Shares on the Nasdaq National Market, and has received notification that the listing has been approved, subject to notice of issuance of the Shares.

                 (ab) Since the date of the most recent audited financial statements included in the Prospectus, neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in or contemplated by the Prospectus.

                 (ac) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries, taken as a whole, (B) the Company has not purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, (C) there has not been any change in the capital stock, long-term debt or short-term debt (other than changes effected in the ordinary course of business consistent with past practice) of the Company or any of its subsidiaries, and (D) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial position, results of operations or business of the Company and its subsidiaries taken as a whole, in each case other than as disclosed in or contemplated by the Prospectus.

                 (ad) All offers and sales of the Company's capital stock prior to the date hereof within the period covered by Item 15 of Part II of the Registration Statement were at all relevant times duly registered under the Act or exempt from the registration requirements thereof and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

                 (ae) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors rights generally and to general equitable principles and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws.

                 (af) Neither the Company nor any of its officers, directors or affiliates (A) has taken or will take or has induced or will induce other to take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (B) has, since the filing of the Registration Statement (1) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                 (ag) Neither the Company, any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any such subsidiary has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                 (ah) The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, trademark applications, tradenames, service marks, copyrights, franchises, trade secrets, proprietary or other confidential information and intangible properties and assets (collectively, "Intellectual Property") necessary to their respective businesses as presently conducted or as the Prospectus indicates the Company or such subsidiary proposes to conduct; to the best knowledge of the Company, neither the Company nor any subsidiary has infringed or is infringing, and neither the Company nor any subsidiary has received notice of infringement with respect to, asserted Intellectual Property of others; and, to the best knowledge of the Company, there is no infringement by others of the Intellectual Property of the Company or any of its subsidiaries.

                 (ai) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as disclosed in the Prospectus.

                 (aj) The Company and each of its subsidiaries validly holds all Federal Communications Commission ("FCC") licenses necessary for the operation of its cellular Systems, as identified in the Prospectus (the "Cellular Licenses"). The Cellular Licenses are in full force and effect and are not subject to any conditions other than those conditions listed thereon and those conditions generally applicable to entities holding similar licenses issued by the FCC.
         The Cellular Licenses constitute all of the licenses, permits, consents or authorizations required by the FCC to permit operation of a cellular telephone system in each of its Cellular Systems, as identified in the Prospectus. The Cellular Licenses expire on the
         following dates: [insert dates].   The five-year build-out periods for
         the Cellular Systems expire[d] on [insert dates].

                 (ak) There are no judgments, decrees or orders issued by the FCC that could result in a suspension, revocation, material impairment, termination prior to its expiration date, non-renewal or adverse modification of the Cellular Licenses, or that could have a material adverse effect upon, or cause material disruption to, the cellular operations pursuant to the Cellular Licenses. To the best of the Company's knowledge, there is no complaint, investigation, action or proceeding pending or threatened relative to the Cellular Licenses relating to its cellular operations, including, without limitation, any Notice of Violation, Notice of Apparent Liability or Order to Show Cause, other than proceedings that affect the cellular telephone industry generally, that could result in a suspension, revocation, material impairment, termination prior to its expiration date, non-renewal or adverse modification of the Cellular Licenses or which could have a material adverse effect upon, or cause material disruption to, the cellular operations in any of the Cellular Systems.

                 (al) The Company and each of its subsidiaries has, or has timely filed applications for, all permits, licenses, franchises and other authorizations ("permits") of governmental or regulatory authorities (including, as appropriate, the state public utilities commissions of Louisiana, Kansas, Oklahoma, Mississippi, Alabama and Texas) necessary to engage in the wireless businesses currently conducted by the Company, except where the failure to hold such permits would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and there is no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such permit. All such permits are valid and in full force and effect. Such counsel has not represented the Company or its subsidiaries with respect to, and has not reviewed, the leases to which the Company or any of its subsidiaries is a party.

                 (am) Meretel Communications Limited Partnership (the "PCS Partnership") was the winning bidder, and its applications (the "PCS Applications") have been accepted for filing, for the following PCS C-block BTAs: Baton Rouge, LA (BTA #032), Beaumont, TX (BTA #034), Hammond, LA (BTA #180), Lafayette, LA (BTA #236), and Lufkin, TX (BTA #265), collectively, the "PCS Systems." The PCS Applications have been granted by the FCC, and licenses have been issued (the "PCS Licenses"). All applicable administrative and judicial appeal, review and reconsideration periods of the orders granting the PCS Licenses have expired, without the timely filing of any such appeal or request for review or reconsideration and without the FCC having instituted review of the grant of the PCS Licenses on its own motion.

                 (an) Mercury Mobility, L.L.C. ("Mobility") was the winning bidder, and its PCS Applications have been accepted for filing, for the following PCS D, E and F-block BTAs:________________. The PCS Applications with respect to the PCS D, E, and F-block BTAs are pending before the FCC.

                 (ao) The PCS Licenses are in full force and effect and are not subject to any conditions other than those conditions listed thereon and those conditions generally applicable to entities holding similar licenses issued by the FCC. The PCS Licenses constitute all of the licenses, permits, consents or authorizations required by the FCC to permit operation of a C-Block PCS system in each of its PCS Systems. The PCS Licenses expire on the following dates: [insert dates]. The five-year build-out periods for the PCS Systems expire on [insert dates], and the ten-year build-out periods expire on [insert dates].

                 (ap) The Company knows of no FCC complaint, investigation, action or proceeding pending or threatened relative to the PCS Applications or Licenses or the PCS Systems, including, without limitation, any Notice of Violation, Notice of Apparent Liability or Order to Show Cause, other than proceedings that affect the PCS industry generally, that could result in a denial of any of the PCS Applications, or suspension, revocation, material impairment, termination prior to its expiration date, non-renewal or adverse modification of any licenses granted pursuant to the PCS Applications or which could have a material adverse effect upon, or cause material disruption to, the PCS operations in any of the PCS Systems.

                 (aq) The PCS Partnership has timely paid all fees required by the FCC in connection with the PCS Applications, including any and all down payments required by FCC rules to be paid as of the date hereof.

                 (ar) The Company and each of its subsidiaries validly holds all FCC licenses necessary for the operation of its paging system within the Louisiana Cluster in the 158.10 MHz and 152.84 MHz range, as identified in the Prospectus (the "Paging Licenses"). The Paging Licenses are in full force and effect and are not subject to any conditions other than those conditions listed thereon and those conditions generally applicable to entities holding similar licenses issued by the FCC. The Paging Licenses constitute all of the licenses, permits, consents or authorizations required by the FCC to permit operation of a paging system in the Louisiana Cluster.

                 (as) There does not exist any FCC complaint, investigation, action or proceeding pending or threatened relative to the Paging Licenses, including, without limitation, any Notice of Violation, Notice of Apparent Liability or Order to Show Cause, other than proceedings that affect the paging industry generally, that could result in a denial of any of the Paging Licenses, or suspension, revocation, material impairment, termination prior to its expiration date, non-renewal or adverse modification of any of the Paging Licenses or which could have a material adverse effect upon, or cause material disruption to, the Paging operations in any of the Paging Licenses.

                 (at) The PCS Partnership was qualified to participate in the FCC's C-Block auctions as a "Small Business," as defined by FCC Rules, and is qualified to hold the licenses for the PCS Systems according to the rules of the FCC. The Company's investment in the PCS Partnership does not violate the rules of the FCC.

                 7.       Indemnification.

                 (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or judgment, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriters furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages and liabilities and judgments purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus

         (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment.

                 (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Underwriter shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, but the omission to so notify the Company shall not relieve the Company from any liability which it may have to the Underwriters otherwise than under this subsection. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by The Robinson-Humphrey Company, Inc. and that all such fees and expenses shall be reimbursed
         as they are incurred).   The Company shall not be liable for any
         settlement of any such action effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act or
         Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company based on the RegistrationStatement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Underwriter, by
         Section 7(b) hereof.

                 (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue
statement or omission or alleged omission.   No person guilty of fraudulent
misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

                 8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

                 (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                 (b) The Registration Statement shall have become effective not later than 5:00 P.M. (and in the case of a Registration Statement filed under Rule 462 (b) of the Act, not later than 10:00 P.M.), New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

                 (c) (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date you shall have received a certificate dated the Closing Date, signed by Robert Piper and Dusty Dumas, in their capacities as the President and Chief Financial Officer of the Company, respectively, confirming the matters set forth in paragraphs
         (a), (b), and (c) of this Section 8.

                 (d) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Correro Fishman Haygood Phelps Weiss Walmsley & Casteix, L.L.P., counsel for the Company, to the effect that:

                                  (i) the Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as described in the Registration Statement and to own, lease and operate its properties as described in the Registration Statement;

                                  (ii)  the Company and each of its
                 subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                                  (iii)  all of the outstanding shares of
                 capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

                                  (iv)  all the outstanding shares of Common
                 Stock have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

                                  (v)  the Shares have been duly authorized,
                 and when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or similar rights;

                                  (vi)  this Agreement has been duly
                 authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law and except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability);

                                  (vii)  the authorized capital stock of the
                 Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus;

                                  (viii) the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission;

                                  (ix)  the statements under the captions
                 "Dividend Policy", "Management--1997 Stock Option Plan", "Certain Transactions", "Description of Capital Stock", "Shares Eligible for Future Sale" and "Underwriting" in the Prospectus and Items 14 and 15 of Part II of the Registration Statement insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                                  (x) to such counsel's knowledge, neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or (ii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound;

                                  (xi) the execution, delivery and performance of this Agreement by the Company, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act or other securities or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries, or any agreement, indenture or other instrument known by such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties are bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company or any of its subsidiaries or their respective properties;

                                  (xii)  such counsel does not know of any
                 legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

                                  (xiii)  to such counsel's knowledge, neither
                 the Company nor any of its subsidiaries has violated any Environmental Laws, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole;

                                  (xiv)  such counsel is not aware of any
                 failure by the Company or any of its subsidiaries to hold such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus; such counsel is not aware of any failure by the Company or any of its subsidiaries to fulfill and perform any of its material obligations with respect to such permits and such counsel is not aware of any event that has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits are not known by such counsel to contain any restrictions that are materially burdensome to the Company or any of its subsidiaries;

                                  (xv)  the Company is not an "investment
                 company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                                  (xvi) to such counsel's knowledge, except as described in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company;

                                  (xvii)  except as otherwise set forth in the
                 Registration Statement or such as are not material to the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole, such counsel has no reason to believe that the Company and each of its subsidiaries do not have good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by it;

                                  (xviii)  such counsel has no reason to
                 believe that any material lease to which the Company or any of its subsidiaries is a party is not valid and binding or that any default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries taken as a whole, or that the Company and its subsidiaries do not enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such subsidiary;

                                  (xix)    except as disclosed in the
                 Prospectus, to such counsel's knowledge and there are no outstanding (A) securities or obligations of the Company or an of its subsidiaries convertible into or exchangeable for any capital stock of the Company or any such subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any such subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

                                  (xx)     all offers and sales of the
                 Company's capital stock known to such counsel prior to the date hereof within the period covered by Item 15 of Part II of the Registration Statement were at all relevant times duly registered under the Act or exempt from the registration requirements thereof.

                                  (xxi)    the Registration Statement
                 (including any Registration Statement filed under Rule 462 (b) under the Act, if any) and the Prospectus and any supplement or amendment thereto (except for financial statements and other financial data as to which no opinion need be expressed) comply as to form in all material respects with the Act. In addition, such counsel shall state that (except for financial statements and other financial data, as aforesaid), such counsel, while not passing upon, or assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, has no reason to believe that the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable (except for financial statements and other financial data, as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 In giving such opinion with respect to the matters covered by clause (xxi) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                 The opinion of Correro Fishman Haygood Phelps Weiss Walmsley & Casteix, L.L.P. described in paragraph (d) above shall be rendered to you at the request of the Company and shall so state therein and shall be limited to the laws of the United States of America and those of the state of Louisiana.

                 (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of [FCC counsel], counsel for the Company, to the effect that:

                                  (i)      The statements in the Prospectus
                 under the captions "Risk Factors - Government Regulation," and "Business of the Company," insofar as such statements constitute a summary of Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder (the"Communications Act"), fairly and accurately summarize the matters therein described.

                                  (ii)     The Company and each of its
                 subsidiaries validly holds all Cellular Licenses. The Cellular Licenses are in full force and effect and are not subject to any conditions other than those conditions listed thereon and those conditions generally applicable to entities
                 holding similar licenses issued by the FCC.   The Cellular
                 Licenses constitute all of the licenses, permits, consents or authorizations required by the FCC to permit operation of a cellular telephone system in each of its Cellular Systems, as identified in the Prospectus. The Cellular Licenses expire on
                 the following dates:  [insert dates].   The five-year
                 build-out periods for the Cellular Systems expire[d] on [insert dates].

                                  (iii)    There are no judgments, decrees or
                 orders issued by the FCC that could result in a suspension, revocation, material impairment, termination prior to its expiration date, non- renewal or adverse modification of the Cellular Licenses, or that could have a material adverse effect upon, or cause material disruption to, the cellular operations pursuant to the Cellular Licenses. To the best of the Company's knowledge, there is no complaint, investigation, action or proceeding pending or threatened relative to the Cellular Licenses relating to its cellular operations, including, without limitation, any Notice of Violation, Notice of Apparent Liability or Order to Show Cause, other than proceedings that affect the cellular telephone industry generally, that could result in a suspension, revocation, material impairment, termination prior to its expiration date, non-renewal or adverse modification of the Cellular Licenses or which could have a material adverse effect upon, or cause material disruption to, the cellular operations in any of the Cellular Systems.

                                  (iv)     The Company and each of its
                 subsidiaries has, or has timely filed applications for, all permits, licenses, franchises and other authorizations ("permits") of governmental or regulatory authorities (including, as appropriate, the state public utilities commissions of Louisiana, Kansas, Oklahoma, Mississippi, Alabama and Texas) necessary to engage in the wireless businesses currently conducted by the Company, except where the failure to hold such permits would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and there is no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such permit. All such permits are valid and in full force and effect. Such counsel has not represented the Company or its subsidiaries with respect to, and has not reviewed, the leases to which the Company or any of its subsidiaries is a party.

                                  (v)      The PCS Partnership was the
                 winning bidder, and the PCS Applications have been accepted for filing, for the following PCS C-block BTAs: Baton Rouge, LA (BTA #032), Beaumont, TX (BTA #034), Hammond, LA (BTA #180), Lafayette, LA (BTA #236), and Lufkin, TX (BTA #265), collectively, the "PCS Systems." The PCS Applications have been granted by the FCC, and PCS Licenses have been issued. All applicable administrative and judicial appeal, review and reconsideration periods of the orders granting the PCS Licenses have expired, without the timely filing of any such appeal or request for review or reconsideration and without the FCC having instituted review of the grant of the PCS Licenses on its own motion.

                                  (vi)     Mobility was the winning bidder,
                 and the PCS Applications have been accepted for filing, for the following PCS D, E and F-block BTAs: _____________. The PCS Applications with respect to the D, E and F-block BTAs are pending before the FCC.

                                  (vii)    The PCS Licenses are in full force
                 and effect and are not subject to any conditions other than those conditions listed thereon and those conditions generally applicable to entities holding similar licenses issued by the FCC. The PCS Licenses constitute all of the licenses, permits, consents or authorizations required by the FCC to permit operation of a C-Block PCS system in each of its PCS Systems. The PCS Licenses expire on the following dates:
                 [insert dates].   The five-year build-out periods for the PCS
                 Systems expire on [insert dates], and the ten-year build-out periods expire on [insert dates].

                                  (viii)   The Company knows of no FCC
                 complaint, investigation, action or proceeding pending or threatened relative to the PCS Applications or Licenses or the PCS Systems, including, without limitation, any Notice of Violation, Notice of Apparent Liability or Order to Show Cause, other than proceedings that affect the PCS industry generally, that could result in a denial of any of the PCS Applications, or suspension, revocation, material impairment, termination prior to its expiration date, non-renewal or adverse modification of any licenses granted pursuant to the PCS Applications or which could have a material adverse effect upon, or cause material disruption to, the PCS operations in any of the PCS Systems.

                                  (ix)     The PCS Partnership has timely paid
                 all fees required by the FCC in connection with the PCS Applications, including any and all down payments required by FCC rules to be paid as of the date hereof.

                                  (x)      The Company and each of its
                 subsidiaries validly holds all Paging Licenses necessary for the operation of its paging system within the Louisiana

                 Cluster in the 158.10 MHz and 152.84 MHz range, as identified in the Prospectus. The Paging Licenses are in full force and effect and are not subject to any conditions other than those conditions listed thereon and those conditions generally applicable to entities holding similar licenses issued by the FCC. The Paging Licenses constitute all of the licenses, permits, consents or authorizations required by the FCC to permit operation of a paging system in the Louisiana Cluster.

                                  (xi)     Such counsel has no knowledge of
                 any FCC complaint, investigation, action or proceeding pending or threatened relative to the Paging Licenses, including, without limitation, any Notice of Violation, Notice of Apparent Liability or Order to Show Cause, other than proceedings that affect the paging industry generally, that could result in a denial of any of the Paging Licenses, or suspension, revocation, material impairment, termination prior to its expiration date, non-renewal or adverse modification of any of the Paging Licenses or which could have a material adverse effect upon, or cause material disruption to, the Paging operations in any of the Paging Licenses.

                                  (xii) The PCS Partnership was qualified to participate in the FCC's C-Block auctions as a "Small Business," as defined by FCC Rules, and is qualified to hold the licenses for the PCS Systems according to the rules of the FCC. The Company's investment in the PCS Partnership does not violate the rules of the FCC.

                 (f) You shall have received on the Closing Date an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Underwriters, as to the matters referred to in clauses (v), (vi),
         (viii), (ix) (but only with respect to the statements under the caption "Description of Capital Stock" and "Underwriting") and (xxi)
         of the foregoing paragraph (d).   In giving such opinion with respect
         to the matters covered by clause (xix) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                 (g) You shall have received a letter on and as of the Closing Date, in form and substance satisfactory to you, from KMPG Peat Marwick LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to you by KMPG Peat Marwick LLP on the date of this Agreement.

                 (h) The Company shall have delivered to you the agreements specified in Section 2 hereof.

                 (i) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

                 9. Effective Date of Agreement and Termination. This Agreement shall become effective upon the later of (i) execution of this Agreement and (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

                 This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, or the earnings, affairs, or business prospects of the Company or any of its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System or limitation on prices for securities on any such exchange or National Market System, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company and its subsidiaries taken as a whole,
(v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

                 If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on an Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

                 10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to US Unwired Inc., One Lakeshore Drive, Suite 1900, Lake Charles, Louisiana 70629, and (b) if to any Underwriter or to you, to you c/o The Robinson-Humphrey Company, Inc., 3333 Peachtree Road, N.E., Atlanta, Georgia 30326, Attention: Corporate Finance Department, or in any case to such other address as the person to be notified may have requested in writing.

                 The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

                 If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably and customarily incurred by them in connection with the transactions contemplated by this Agreement.

                 Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

                 This Agreement shall be governed and construed in accordance with the laws of the State of New York.

                 This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                 Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.


                                         Very truly yours,

                                         US UNWIRED INC.


                                         By
                                            ----------------------------------
                                            Name:
                                            Title:




THE ROBINSON-HUMPHREY COMPANY, INC.
A.G. EDWARDS & SONS, INC.

Acting severally on behalf of
  themselves and the several
  Underwriters named in
  Schedule I hereto

By THE ROBINSON-HUMPHREY COMPANY, INC.


   By
      ------------------------

                                   SCHEDULE I




                                                     Number of Firm Shares
 Underwriters                                            to be Purchased
 ------------                                        ---------------------

 The Robinson-Humphrey Company, Inc.
 A.G. Edwards & Sons, Inc.


                                                      ---------------------